                            HL FUNDING COMPANY, INC.
                            ------------------------


                                POWER OF ATTORNEY
                                -----------------


                                John P. Ginnetti
                                George R. Jay
                                Lowndes A. Smith
                                Donald E. Waggaman
                                Donald J. Znamierowski

do hereby jointly and severally authorize Kathleen A. McGah to sign as their agent, any Registration Statement, pre-effective amendment, and any post-effective amendment of the HL Funding Company, Inc. under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


/s/ John P. Ginnetti          (Seal)    Dated February 23, 1993
- --------------------------                   --------------------------
    John P. Ginnetti

/s/ George R. Jay             (Seal)    Dated February 23, 1993
- --------------------------                   --------------------------
    George R. Jay

/s/ Lowndes A. Smith          (Seal)    Dated February 23, 1993
- --------------------------                   --------------------------
    Lowndes A. Smith

/s/ Donald E. Waggaman        (Seal)    Dated February 23, 1993
- --------------------------                   --------------------------
    Donald E. Waggaman

/s/ Donald J. Znamierowski    (Seal)    Dated February 23, 1993
- --------------------------                   --------------------------
    Donald J. Znamierowski




6200s








Exhibit 25